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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: March 2, 2000                Commission File No. 000-23467
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(Date of earliest event reported)



                           PENWEST PHARMACEUTICALS CO.
                           ---------------------------
             (Exact name of Registrant as specified in its Charter)



         Washington                                    91-1513032
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(State or other jurisdiction of              (IRS Employer Identification No.)
incorporation or organization)


2981, Route 22, Patterson NY                            12563-9970
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(Address of principal executive offices)                (Zip Code)


                                 (914) 878-3414
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS



EXPECTED FUTURE ROYALTIES ON SALES OF GENERIC PROCARDIA XL

On March 2, 2000 Penwest Pharmaceuticals Co. ("Penwest") announced that, in connection with a supply and distribution agreement between Mylan Pharmaceuticals Inc. ("Mylan") and Pfizer Inc. ("Pfizer"), Penwest had entered into an agreement with Mylan under which Mylan agreed to pay Penwest royalties on net sales of the 30 mg generic version of Procardia XL. The agreement between Mylan and Pfizer provides for Mylan to market a generic version of all three dosage strengths of Pfizer's Procardia XL.

$18 MILLION PRIVATE PLACEMENT

On March 3, 2000, Penwest sold 1.4 million shares of its common stock in a private placement to selected institutional and other accredited investors for $18.2 million pursuant to definitive agreements entered into with such investors on March 3, 2000.

Copies of the press releases announcing the forgoing matters have been filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.



ITEM 7.  EXHIBITS


99.1      Press release dated March 2, 2000, regarding Penwest's agreement with
          Mylan.

99.2 Press release dated March 3, 2000, regarding Penwest's $18 million private placement.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






Dated:  March 10, 2000                 PENWEST PHARMACEUTICALS CO.





                                       --------------------------------------
                                       Jennifer L. Good
                                       Vice President, Finance and Chief
                                       Financial Officer



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                                INDEX TO EXHIBITS


EXHIBIT
NO.       DESCRIPTION
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99.1      Press release dated March 2, 2000, announcing expectation to receive royalty payments

99.2 Press release dated March 3, 2000, announcing $18 million private placement